HealthEquity Reports Record HSA Sales, Asset Growth
Raises Revenue Outlook
Draper, Utah – February 22, 2022 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced HSA Assets and Total Accounts as of its fiscal year ended January 31, 2022. The Company also announced updated FY22 guidance and FY23 revenue guidance.
The total number of HSAs as of January 31, 2022 was 7.2 million, an increase of 25%, from 5.8 million as of January 31, 2021. The Company closed its fiscal year 2022 with 14.4 million Total Accounts, an increase of 12%, from 12.8 million as of January 31, 2021. HSA Assets grew to $19.6 billion as of January 31, 2022, an increase of 37% from $14.3 billion a year earlier.
“Team Purple, our partners and clients helped more Americans connect health and wealth than ever before in fiscal 2022”, said President and CEO Jon Kessler. “Adding more than 900,000 new HSAs organically plus 700,000 through consolidating acquisitions and our members growing their HSA assets 37% to nearly $20 billion, positions HealthEquity to deliver another year of HSA market share growth.”
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2022	January 31, 2021	% Change
HSAs	7,207	5,782	25%
New HSAs from sales - Quarter-to-date	472	370	28%
New HSAs from sales - Year-to-date	918	687	34%
New HSAs from acquisitions - Year-to-date	740	—	n/a
HSAs with investments	455	333	37%
CDBs	7,192	7,028	2%
Total Accounts	14,399	12,810	12%
Average Total Accounts - Quarter-to-date	14,326	12,659	13%
Average Total Accounts - Year-to-date	13,450	12,604	7%
HSA Assets (unaudited)

(in millions, except percentages)	January 31, 2022	January 31, 2021	% Change
HSA cash with yield (1)	$12,934	$9,875	31%
HSA cash without yield (2)	9	244	(96)%
Total HSA cash	12,943	10,119	28%
HSA investments with yield (1)	6,668	4,078	64%
HSA investments without yield (2)	7	138	(95)%
Total HSA investments	6,675	4,216	58%
Total HSA Assets	19,618	14,335	37%
Average daily HSA cash with yield - Year-to-date	10,465	8,599	22%
Average daily HSA cash with yield - Quarter-to-date	$12,084	$9,060	33%
(1) HSA Assets that generate custodial revenue.
(2) HSA Assets that do not generate custodial revenue.

Business outlook
For the year ended January 31, 2022, the Company revised its previously provided outlook as follows:
•Revenue in the range of $754 million to $756 million;
•Net loss in the range of $54 million to $53 million;
•Adjusted EBITDA in the range of $232 million to $235 million;
•Non-GAAP net income in the range of $108 million to $110 million; and
•Non-GAAP net income per diluted share in the range of $1.30 to $1.33 (based on an estimated 83 million diluted weighted-average shares outstanding).
The Company also provided fiscal year 2023 revenue guidance in the range of $815 million to $830 million, which assumes a rate on HSA cash of approximately 1.55%.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, February 22, 2022 to discuss the fiscal 2022 sales metrics. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 9791554. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks and Further with our business in an efficient and effective manner;
•our ability to integrate the Further business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2022
Net loss	$(54) - (53)
Interest income	(2)
Interest expense	36
Income tax benefit	(16) - (14)
Depreciation and amortization	55
Amortization of acquired intangible assets	83
Stock-based compensation expense	53
Merger integration expenses	65
Acquisition costs	11
Other	1
Adjusted EBITDA	$232 - 235

Reconciliation of net loss outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2022
Net loss	$(54) - (53)
Income tax benefit	(16) - (14)
Loss before income taxes - GAAP	(70) - (67)
Non-GAAP adjustments:
Amortization of acquired intangible assets	83
Stock-based compensation expense	53
Merger integration expenses	65
Acquisition costs	11
Gain on equity securities	(2)
Loss on extinguishment of debt	4
Total adjustments to income (loss) before income taxes - GAAP	214
Income before income taxes - Non-GAAP	144 - 147
Income tax provision - Non-GAAP (1)	36 - 37
Non-GAAP net income	108 - 110

Diluted weighted-average shares	83
Non-GAAP net income per diluted share (2)	$1.30 - 1.33
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash placed in annuity contracts with our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and other certain non-operating items.
Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.